                                                                     Exhibit 2.4


                                                                  EXECUTION COPY
                                                                  --------------








                          AGREEMENT AND PLAN OF MERGER

                                      among

                          CAMELOT MUSIC HOLDINGS, INC.,

                              SM ACQUISITION, INC.

                                       and

                              SPEC's MUSIC, INC.



                            Dated as of June 3, 1998

                                TABLE OF CONTENTS


ARTICLE I  THE MERGER.............................................................................................2

   1.1       The Merger...........................................................................................2
   1.2       Closing..............................................................................................2
   1.3       Effective Time.......................................................................................2
   1.4       Effects of the Merger................................................................................2
   1.5       Articles of Incorporation; Bylaws....................................................................2
   1.6       Directors............................................................................................3
   1.7       Officers.............................................................................................3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.............................3

   2.1       Effect on Capital Stock..............................................................................3
   2.2       Stock Option Plans; Other Stock Options..............................................................4
   2.3       Exchange of Certificates.............................................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................7

   3.1       Organization, Standing and Corporate Power...........................................................7
   3.2       Subsidiaries.........................................................................................7
   3.3       Capital Structure....................................................................................8
   3.4       Authority; Noncontravention; Consents and Approvals..................................................9
   3.5       SEC Documents; Undisclosed Liabilities..............................................................10
   3.6       Information Supplied................................................................................11
   3.7       Absence of Certain Changes or Events................................................................11
   3.8       Litigation; Labor Matters; Compliance with Laws.....................................................11
   3.9       Employee Matters....................................................................................12
   3.10      Taxes...............................................................................................15
   3.11      Environmental matters...............................................................................16
   3.12      Material Contracts..................................................................................18
   3.13      Brokers; Legal Counsel..............................................................................19
   3.14      Opinion of Financial Advisor........................................................................20
   3.15      Board Recommendation................................................................................20
   3.16      Required Company Vote...............................................................................20
   3.17      State Takeover Statutes.............................................................................20
   3.18      Intellectual Property; Software.....................................................................20
   3.19      Related Party Transactions..........................................................................22
   3.20      Permits.............................................................................................22
   3.21      Insurance Policies..................................................................................23
   3.22      Good Title to and Condition of Assets...............................................................23
   3.23      Real Estate.........................................................................................24
   3.24      Certain Business Practices..........................................................................26

   3.25       Suppliers and Customers............................................................................26
   3.26       Product Warranties.................................................................................26
   3.27       Sole Representations...............................................................................26

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGERCO.................................................26

   4.1       Organization, Standing and Corporate Power..........................................................26
   4.2       Subsidiaries........................................................................................27
   4.3       Capital Structure...................................................................................27
   4.4       Authority; Noncontravention; Consents and Approvals.................................................27
   4.5       Brokers.............................................................................................28
   4.6       Financing...........................................................................................28
   4.7       Information Supplied................................................................................28
   4.8       Absence of Certain Changes or Events................................................................28
   4.9       Litigation; Labor Matters; Compliance with Laws.....................................................29
   4.10      Sole Representations................................................................................29

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.............................................29

   5.1       Conduct of Business of the Company..................................................................29
   5.2       Changes in Employment Arrangements..................................................................31
   5.3       Severance...........................................................................................32
   5.4       WARN................................................................................................32

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................33

   6.1       Preparation of Proxy Statement; Stockholders Meeting................................................33
   6.2       Access to Information, Confidentiality..............................................................34
   6.3       Reasonable Best Efforts.............................................................................34
   6.4       Indemnification.....................................................................................36
   6.5       Public Announcements................................................................................37
   6.6       No Solicitation.....................................................................................37
   6.7       Resignation of Directors............................................................................38
   6.8       Employee Benefits...................................................................................39
   6.9       Notification of Certain  Matters....................................................................39
   6.10      State Takeover Laws.................................................................................40
   6.11      Physical Inventory..................................................................................40
   6.12      Repayment of Indebtedness...........................................................................40
   6.13      Severance...........................................................................................40
   6.14      Access for Point of Sale Installation...............................................................40

ARTICLE VII CONDITIONS PRECEDENT.................................................................................41

   7.1       Conditions to Each Party's Obligation...............................................................41
   7.2       Conditions to Obligations of the Buyer and MergerCo.................................................41
   7.3       Conditions to Obligation of the Company.............................................................43

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..................................................................44

   8.1       Termination.........................................................................................44
   8.2       Effect of Termination...............................................................................45
   8.3       Amendment...........................................................................................45
   8.4       Extension; Waiver...................................................................................45
   8.5       Procedure for Termination, Amendment, Extension or Waiver...........................................46

ARTICLE IX GENERAL PROVISIONS....................................................................................46

   9.1       Nonsurvival of Representations and Warranties.......................................................46
   9.2       Fees and Expenses...................................................................................46
   9.3       Notices.............................................................................................47
   9.4       Definitions.........................................................................................48
   9.5       Interpretation......................................................................................49
   9.6       Counterparts........................................................................................50
   9.7       Entire Agreement; No Third-Party Beneficiaries......................................................50
   9.8       Governing Law.......................................................................................50
   9.9       Assignment..........................................................................................50
   9.10      Enforcement.........................................................................................50

                              TABLE OF DEFINITIONS
DEFINITION                                                                                                     PAGE


affiliate........................................................................................................48
Agreement.........................................................................................................1
Articles of Merger................................................................................................2
Benefit Plans....................................................................................................13
business day.....................................................................................................48
Buyer.............................................................................................................1
Camelot Music.....................................................................................................1
Camelot Southeast.................................................................................................1
Certificates......................................................................................................5
Closing...........................................................................................................2
Closing Date......................................................................................................2
COBRA............................................................................................................15
Code.............................................................................................................13
Common Stock......................................................................................................1
Company...........................................................................................................1
Company Intellectual Property....................................................................................20
Company Legal Counsel............................................................................................20
Company Stockholder Approval......................................................................................1
Consolidated Group...............................................................................................15
Consultant.......................................................................................................35
Consulting Agreement.............................................................................................35
Contracts........................................................................................................18
Costs............................................................................................................36

D&O Policy.......................................................................................................36
Diligent Inquiry.................................................................................................17
Disclosure Schedule...............................................................................................7
Dissenting Shares.................................................................................................3
Effective Time....................................................................................................2
Environmental Claim..............................................................................................17
Environmental Laws...............................................................................................18
Environmental Permits............................................................................................18
ERISA............................................................................................................12
ERISA Affiliate..................................................................................................15
Exchange Act.....................................................................................................10
Exchange Agent....................................................................................................5
Exchange Fund.....................................................................................................6
Excluded Shares...................................................................................................3
FBCA..............................................................................................................2
Form 10..........................................................................................................28
GAAP.............................................................................................................10
Governmental Entity...............................................................................................9
Hazardous Materials..............................................................................................18
HSR Act..........................................................................................................10
Indemnified Parties..............................................................................................36
Intellectual Property............................................................................................20
Inventory........................................................................................................23
knowledge........................................................................................................48
Landlord.........................................................................................................35
Lease Amendment..................................................................................................35
Leasehold Premises...............................................................................................24
Leases...........................................................................................................24
Liens.............................................................................................................8
Material.........................................................................................................49
Material Adverse Change..........................................................................................49
Material Adverse Effect..........................................................................................49
Material Contract................................................................................................19
Material Contracts...............................................................................................19
Material Permits.................................................................................................22
Materially.......................................................................................................49
Merger............................................................................................................1
Merger Consideration..............................................................................................3
MergerCo..........................................................................................................1
NASDAQ...........................................................................................................35
Owned Properties.................................................................................................24
Permits..........................................................................................................18
Permitted Changes................................................................................................30
Permitted Encumbrances...........................................................................................25
person...........................................................................................................49

Proceeding.......................................................................................................36
Proprietary Information..........................................................................................21
Proxy Statement..................................................................................................10
Recent SEC Documents.............................................................................................10
SEC..............................................................................................................49
SEC Documents....................................................................................................10
SEC Financial Statements.........................................................................................10
Section 6.8 Plans................................................................................................39
Securities Act....................................................................................................9
Selling Supplies.................................................................................................23
Software.........................................................................................................22
Spread............................................................................................................5
Stock Option Plans................................................................................................4
Stock Options.....................................................................................................4
Stockholders Meeting.............................................................................................33
Subsidiaries......................................................................................................7
subsidiary.......................................................................................................49
Surrender Agreement...............................................................................................4
Surviving Corporation.............................................................................................2
Tax Return.......................................................................................................16
Taxes............................................................................................................16
Termination Fee..................................................................................................46
Transaction Proposal.............................................................................................38
Voting Agreement..................................................................................................1
WARN.............................................................................................................32
Written..........................................................................................................16
Year End Balance Sheet...........................................................................................10

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 3rd day of June, 1998 by and among Camelot Music Holdings, Inc., a Delaware corporation (the "Buyer"), SM Acquisition, Inc., a Florida corporation and wholly owned indirect subsidiary of the Buyer ("MergerCo"), and Spec's Music, Inc., a Florida corporation (the "Company").

         WHEREAS, MergerCo is a wholly owned direct subsidiary of Camelot Southeast Region, Inc., a Delaware corporation ("Camelot Southeast"), Camelot Southeast is a wholly owned direct subsidiary of Camelot Music, Inc., a Pennsylvania corporation ("Camelot Music"), and Camelot Music is a wholly owned direct subsidiary of the Buyer;

         WHEREAS, the respective Boards of Directors of the Company, the Buyer and MergerCo have determined that the merger of MergerCo with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be advisable and in the best interests of their respective companies and stockholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $.01 per share, of the Company ("Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into the right to receive cash, other than (a) shares of Common Stock owned, directly or indirectly, by the Buyer or any subsidiary (as defined in Section 9.4) of the Buyer and (b) Dissenting Shares (as defined in Section 2. l(d));

         WHEREAS, the Merger and this Agreement require the affirmative vote of a majority of the issued and outstanding shares of Common Stock for the approval thereof (the "Company Stockholder Approval");

         WHEREAS, simultaneously with the execution hereof, certain stockholders of the Company have executed and delivered to the Buyer and MergerCo a Voting Agreement of even date herewith (the "Voting Agreement") pursuant to which such stockholders have agreed to vote for the Merger and the adoption of this Agreement, and which Voting Agreement has been relied upon by the Buyer and MergerCo in their decision to execute this Agreement; and

         WHEREAS, the Buyer, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various terms of and conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA"), MergerCo shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of MergerCo shall cease, and the Company shall thereafter continue as the surviving corporation (the "Surviving Corporation") and shall be a wholly owned indirect subsidiary of the Buyer.

         (b) At the Effective Time, the corporate existence of the Company, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

         1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME. On the Closing Date, the parties shall cause articles of merger in substantially the form attached hereto as Exhibit A (the "Articles of Merger"), executed in accordance with the relevant provisions of the FBCA, to be delivered to the Department of State of the State of Florida for filing by the Department as provided in Sections 607.0125 and 607.1105 of the FBCA. Upon the completion of such filing, or at such other time as may be specified in such filing, the Merger shall become effective in accordance with the FBCA. The time and date on which the Merger becomes effective is herein referred to as the "Effective Time."

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects specified in the FBCA.

         1.5 ARTICLES OF INCORPORATION; BYLAWS.

         (a) At the Effective Time and without any further action on the part of the Company or MergerCo, the Articles of Incorporation of MergerCo, as in effect immediately prior to the Effective Time, shall be amended to change the name of the Surviving Corporation to "Spec's Music, Inc.", and, as so amended, until thereafter further amended as provided therein and under the FBCA, shall become the Articles of Incorporation of the Surviving Corporation.

         (b) At the Effective Time and without any further action on the part of the Company or MergerCo, the Bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided under the FBCA.

         1.6 DIRECTORS. The directors of MergerCo at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 OFFICERS. The officers of MergerCo at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

         2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Common Stock or shares of capital stock of MergerCo:

         (a) Common Stock of MergerCo. Each share of common stock of MergerCo issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $.01 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of Common Stock that is owned by the Company or by any wholly owned subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         (c) Conversion of Common Stock. Except as otherwise provided herein and subject to Section 2.3, each issued and outstanding share of Common Stock, other than shares owned by the Buyer, MergerCo or any other direct or indirect subsidiary of the Buyer (collectively, the "Excluded Shares"), and other than Dissenting Shares (as defined in Section 2.1(d)) and treasury stock, shall be converted into the right to receive in cash from the Company following the Merger an amount equal to $3.30 (the "Merger Consideration"). Contextually, the term "Merger Consideration" shall mean the per share amount in reference to the consideration designated on a per share basis, and otherwise shall refer to the aggregate consideration represented by the per share amount multiplied by the total number of shares of Common Stock then outstanding, including Dissenting Shares.

         (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time with respect to which the holder has and exercises the right to dissent from the Merger and demand payment for such shares in accordance with Section 607.1302 of the FBCA (or any successor provision) ("Dissenting Shares") shall not be converted into the right to receive the Merger

Consideration unless such holder fails to perfect or otherwise withdraws, forfeits or loses such holder's right to such dissent and demand, if any. Such holder of Dissenting Shares shall have the rights set forth in Sections 607.1301, 607.1302 and 607.1320 of the FBCA, subject to the failure to perfect, withdrawal, forfeiture or loss of such rights under such sections. If, after the Effective Time, such holder fails to perfect or withdraws, forfeits or loses any such right to dissent and demand payment with respect to any such shares of Common Stock, each such share shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1. The Company shall give prompt notice to MergerCo of any notices of election to dissent and demand payment received by the Company, and MergerCo shall have the right to participate in and, at MergerCo's reasonable discretion, to direct all communications, negotiations and proceedings with respect to such demands. At or before the Effective Time, the Company shall not, except with the prior written consent of MergerCo, make any payment with respect to, or settle or offer to settle, any such demands.

         (e) Cancellation and Retirement of Excluded Shares. Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (f) Cancellation and Retirement of Common Stock. As of the
Effective Time, all shares of Common Stock (other than shares referred to in Section 2.1(b)) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto, upon surrender of such certificate in accordance with Section 2.3, and subject to Section 2.1(d).

         2.2 STOCK OPTION PLANS; OTHER STOCK OPTIONS.

         (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to cause all outstanding unexpired options to purchase shares of Common Stock ("Stock Options") that were granted under the Company's 1986 Incentive Stock Plan, as amended, 1993 Incentive Stock Plan, 1993 Non-Employee Directors Stock Option Plan and 1996 Non-Employee Directors Stock Option Plan (collectively, the "Stock Option Plans") to become fully vested and exercisable immediately prior to, but contingent upon, the Effective Time. Each Stock Option Plan shall be terminated, cancelled and discontinued effective at the Effective Time.

         (b) The Company shall use its best efforts to obtain prior to the Effective Time from each holder of any unexpired outstanding Stock Option (whether granted under a Stock Option Plan or otherwise) an agreement, in substantially the form attached hereto as Exhibit B (a "Surrender Agreement"), to surrender as of the Effective Time all Stock Options held by such holder and outstanding immediately prior to the Effective Time, regardless of the exercise price thereof, in exchange for payment (subject to any applicable withholding taxes), with respect to each such Stock Option having an exercise price less than the per share Merger Consideration, in an amount (the "Spread") equal to the product of (i) the total number of shares of Common Stock subject to such Stock Option and (ii) the excess of the per share Merger Consideration over the exercise price per share of Common Stock subject to such Stock Option. Subject to the terms of the applicable Surrender Agreement, the Spread shall be payable in cash at the Effective Time to each Stock Option holder who has executed a Surrender Agreement covering all such holder's Stock Options and delivered such Surrender Agreement to MergerCo prior to the Effective Time. The Spread shall thereafter be payable in cash to any remaining holder of Stock Options upon execution of a Surrender Agreement and delivery thereof to the Company, provided, however, that this sentence shall not be deemed a waiver of any of the conditions to the obligations of the Buyer and MergerCo set forth in
Section 7.2(i) hereof.

         (c) Except as otherwise agreed to in writing by the parties, the Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option nor any participant in any Stock Option Plan nor any holder of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall have any right thereunder to acquire equity securities of the Company or its subsidiaries.

         (d) The Company hereby represents and warrants that upon taking of the actions specified above, immediately following the Effective Time, and after giving effect to the payments described in this Section 2.2, no holder of a Stock Option nor any participant in any Stock Option Plan nor the holder of any warrant or option to purchase Common Stock (including, without limitation, Barry
J. Gibbons and Jeffrey J. Fletcher) shall have the right thereunder to acquire equity securities of the Company, any subsidiary of the Company or any other benefit.

         2.3 EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. At or before the Effective Time, the Buyer shall deposit the aggregate Merger Consideration, or cause the aggregate Merger Consideration to be deposited, with The Bank of New York, which shall act as exchange agent (the "Exchange Agent") for the benefit of the holders of shares of Common Stock to be exchanged in accordance with this Article II. Within four business days after the Effective Time, the Exchange Agent shall mail to each record holder (other than holders of Excluded Shares), as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Common Stock (the "Certificates"), a letter of transmittal and instructions, in substantially the form attached hereto as Exhibit C, for use in effecting the surrender of the Certificates for payment.

         (b) Exchange Procedures.

                  (i) After the Effective Time, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and acceptance thereof by the Exchange Agent, be entitled to receive, and the Buyer shall cause the Exchange Agent to promptly pay, the amount of cash into which such Certificate or Certificates shall have been converted pursuant to this Agreement.

                  (ii) After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of Certificates, and if Certificates are presented to the Company for transfer, they shall be canceled against delivery of cash. If cash is to be remitted to a person in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange pay to the Company or its transfer agent any transfer or other taxes required or establish to the reasonable satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), and subject to
         Section 2.1(d), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration applicable thereto as contemplated by Section 2.1. No interest shall be paid or shall accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Common Stock.

                  (iii) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Buyer, the posting by such person of a bond in such amount as the Buyer may reasonably direct as indemnity against any claim that may be made against the Buyer, MergerCo or the Company with respect to such Certificate, or the provision of other reasonable assurances requested by the Buyer, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         (c) No Further Ownership Rights in Common Stock Exchanged for Cash. All cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Common Stock represented by such Certificates.

         (d) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.3 (the "Exchange Fund") that remains undistributed to the holders of the Certificates six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of shares of Common Stock prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to the Company and only as general creditors thereof for payment of their claim for cash, if any, to which such holders may be entitled.

         (e) Merger Consideration for Dissenting Shares. Any portion of the aggregate Merger Consideration deposited with the Exchange Agent to pay for Dissenting Shares for which the right to dissent and demand payment pursuant to Sections 607.1302 and 607.1320 of the FBCA shall have been perfected shall be returned to the Surviving Corporation, upon demand.

         (f) No Liability. None of the Buyer, MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered prior to the earlier of (i) three years after the Effective Time and
(ii) immediately prior to such date on which any cash, if any, in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.4), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

         (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Company on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Buyer and MergerCo that:

         3.1 Organization, Standing and Corporate Power. Each of the
Company and each of its Subsidiaries (as defined in Section 3.2) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect (as defined in Section 9.4) with respect to the Company. Attached as Section 3.1 of the disclosure schedule (the "Disclosure Schedule") delivered to MergerCo by the Company at the time of execution of this Agreement are complete and correct copies of the Articles of Incorporation and By-Laws of the Company, as in effect on the date of this Agreement. The Company has delivered to MergerCo complete and correct copies of the articles of incorporation and bylaws (or other comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement.

         3.2 Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in Section 3.2 of the Disclosure Schedule (the "Subsidiaries"). All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another wholly owned Subsidiary of the Company or by the Company and another such wholly owned Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages, adverse claims, restrictions and security interests of any kind or nature whatsoever (collectively, "Liens"), except as set forth in Section 3.2 of the Disclosure Schedule. Except for the ownership interests set forth in Section
3.2 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

         3.3 Capital Structure. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, par value $.01 per share, and
(ii) 5,635 shares of preferred stock, par value $1.00 per share. Subject to any Permitted Changes (as defined in Section 5.1(d)) there are, as of the close of business on May 29, 1998: (i) 5,300,469 shares of Common Stock issued and outstanding; (ii) 8,239 shares of Common Stock held in the treasury of the Company; and (iii) 824,266 shares of Common Stock issuable upon exercise of outstanding Stock Options. Section 3.3 of the Disclosure Schedule sets forth the following information with respect to each unexpired outstanding Stock Option:
(1) the number of shares of Common Stock for which such Stock Option is exercisable; (2) the holder of such Stock Option; (3) the exercise price; (4) the grant date; and (5) the expiration date. Except as set forth above or in
Section 3.3 of the Disclosure Schedule, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Stock Option Plans, including any increases pursuant to existing contractual obligations, and the other Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on
Section 3.3 of the Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above or in Section 3.3 of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as disclosed in Section 3.3 of the Disclosure Schedule, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its Subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Section 3.3 of the Disclosure Schedule sets forth the record and, to the knowledge of the Company, beneficial ownership of, and voting power in respect of, the capital stock of the Company held by the Company's directors, officers and stockholders owning 5% or more of the outstanding Common Stock. Except as set forth on Section 3.3 of the Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with, between or among any security holders of the Company with respect to securities of the Company.

         3.4 Authority; Noncontravention; Consents and Approvals. The
Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, which constitutes all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval in the case of the Merger, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Except as disclosed in Section 3.4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in (a) any breach or violation of, or default (with or without notice or lapse of time, or both) under, or right of termination, cancellation, acceleration or "put", with respect to any obligation or (b) the loss of a benefit or other right or
(c) the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, under (i) the Articles of Incorporation or Bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, Lease (as defined in Section 3.23) or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (i), (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or would not prevent, hinder or materially delay the ability of the Company and/or MergerCo to consummate the transactions contemplated by this Agreement if not cured or waived by the Closing Date. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state, territorial, commonwealth or local government or governmental authority or agency or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), or any other person under any Lease, Contract (as defined in Section 3.12) or other instrument to which the Company or any Subsidiary is a party or to which any of its properties is subject, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

"HSR Act"), (ii) the filing with the SEC of (x) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger by the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.4 of the Disclosure Schedule.

         3.5 SEC Documents; Undisclosed Liabilities. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since August 1, 1992 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as amended, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to MergerCo prior to the date of this Agreement), none of the SEC Documents filed by the Company since August 1, 1997 and prior to the date of this Agreement (the "Recent SEC Documents"), as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements"), as of their respective dates, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which, individually or in the aggregate is material). Except as provided for in the balance sheet contained in the most recent audited financial statements of the Company included in the Recent SEC Documents (the "Year End Balance Sheet") or except as disclosed in Section 3.5 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (x) liabilities incurred in the ordinary and usual course of business and consistent with past practice, (y) liabilities specifically incurred in connection with the transactions contemplated by this Agreement (including, without limitation, liabilities to the holders of Dissenting Shares), and (z) other liabilities which do not exceed $250,000 in the aggregate, exclusive of obligations under Section 9.2 hereof.

         3.6 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 6.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to the information supplied by MergerCo or any affiliate of MergerCo specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         3.7 Absence of Certain Changes or Events. Except as disclosed in the Recent SEC Documents or on Section 3.7 of the Disclosure Schedule, since the date of the Year End Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice and there is not and has not been: (a) any Material Adverse Change with respect to the Company; (b) any condition, event or occurrence which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (c) any event that, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without the prior consent of MergerCo; (d) to the Company's knowledge, any theft with respect to the Company or its Subsidiaries, other than shrinkage of Inventory (as defined in Section 3.22) occurring in the ordinary course of business at a rate consistent with the Company's experience in the previous 24 months; or (e) any condition, event or occurrence that would reasonably be expected to prevent, hinder or delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         3.8 Litigation; Labor Matters; Compliance with Laws.

         (a) Except as set forth in Section 3.8 of the Disclosure Schedule or as disclosed in the Recent SEC Documents, there is (i) no suit, action or proceeding or investigation pending of which the Company has notice or knowledge and, (ii) to the knowledge of the Company, no suit, action or proceeding or investigation threatened against the Company, any of its Subsidiaries, their business or properties that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or delay the ability of the Company to consummate the transactions contemplated by this Agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, any of its Subsidiaries, their business or properties having, or which in the future could have, any such effect.

         (b) Except as disclosed in Section 3.8 of the Disclosure Schedule,
(i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) neither the Company nor any of its Subsidiaries is the subject of any proceeding, of which the Company has notice or knowledge, asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (iii) there is no strike, work stoppage or other labor dispute involving the Company or any of its Subsidiaries pending or, to its knowledge, threatened; (iv) each of the Company and its Subsidiaries is in compliance with all federal, state or other applicable laws, domestic or foreign, including the laws of Puerto Rico, respecting employment and employment practices, terms and conditions of employment and wages and hours, except for violations or failures so to comply, if any, that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company; and (v) except with respect to liabilities incurred at the written request of the Buyer, neither the Company nor any of its Subsidiaries is liable for any severance pay, change-of-control payments, or other payments to any employee or former employee, or any other person, arising from the termination of employment, or as a result of or in connection with the transactions contemplated hereunder, or other change in the legal relationship with such person, or otherwise arising, under any benefit or severance policy, practice, agreement, plan, or program of the Company or any Subsidiary, nor will the Company or any Subsidiary have any such liability that exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any of its Subsidiaries at or prior to the Effective Time.

         (c) The ownership and leasing of the assets of and the conduct of the business of the Company and each of its Subsidiaries have not been in violation of and comply with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto (including, without limitation, statutes, laws, regulations and rules relating to immigration, employment, labor relations and export controls), except for violations or failures so to comply, if any, that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.9 Employee Matters.

         (a) Set forth in Section 3.9 of the Disclosure Schedule is an accurate and complete list showing the names of all persons employed by the Company or any Subsidiary who received more than $50,000 in cash compensation in 1997 or who are expected to receive more than $50,000 in cash compensation in 1998 (including, without limitation, salary, commission and bonus). Such list sets forth the present salary or hourly wage, 1997 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person.

         (b) Section 3.9 of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other employee benefit plans, contracts, agreements, practices, policies or arrangements, written or, to the Company's knowledge, oral and whether or not subject to ERISA, which the Company, or any ERISA Affiliate (as defined below) sponsors, maintains, contributes to, is a party to or otherwise has or could have any obligation under, with respect to any current or former officer, director, employee, leased employee or independent contractor of the Company or its ERISA Affiliates, as of the Closing Date. Employee benefit plans and all other employee benefit plans, contracts, agreements, practices, policies or arrangements, written or oral, are collectively referenced by the term "Benefit Plans." Without limiting the generality of the foregoing, the term Benefit Plans includes all employment, noncompetition, management, agency, severance, incentive, bonus, retention bonus, change-in-control, fringe benefit plans or consulting arrangements and other similar plans; all stock option, stock ownership, stock bonus, incentive stock option, stock purchase plans and other similar plans, policies, or arrangements; all deferred compensation, profit sharing, gain sharing, retirement, pension and other similar plans; medical plans, retiree medical plans, cafeteria plans, disability insurance plans, life insurance plans, dependent care assistance plans, educational assistance plans, group legal services plans and other similar plans.

         With respect to the Benefit Plans, except as requested in writing by an officer of the Buyer after the date of this Agreement or as set forth in Section
3.9 of the Disclosure Schedule:

                  (i) none of the Benefit Plans is a "multiemployer plan" within the meaning of ERISA nor has the Company ever maintained, contributed to, or been obligated to contribute to such a Plan;

                  (ii) none of the Benefit Plans promises or provides retiree medical or life insurance benefits to any person;

                  (iii) none of the Benefit Plans or any other agreement with any employee of the Company or its Subsidiaries provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit, or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

                  (iv) each Benefit Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), except for plans relating to deferred compensation which are exempt under sections 201, 301 and 401 of ERISA, has received a favorable determination letter from the Internal Revenue Service that it is so qualified under section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), each Benefit Plan subject to Section 1065 of the Puerto Rican Tax Act is qualified under such section, and no event has occurred that will or could give rise to disqualification or loss of tax exempt status of any such Benefit Plan or trust;

                  (v) each Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable laws and regulations except where the failure to do so would not have a Material Adverse Effect with respect to the Company, the Company and each ERISA Affiliate have performed all of their material obligations that have become due under all Benefit Plans including the reporting and disclosure requirements of ERISA, and all premiums due and payable to the Pension Benefit Guaranty Corporation have been paid in full;

                  (vi) neither the Company nor any ERISA Affiliate has liability under Title IV of ERISA in connection with the termination of, or withdrawal from, any Benefit Plan;

                  (vii) the Company has provided to the Buyer or MergerCo (x) true and complete copies of all Benefit Plans, (y) the most recent annual actuarial valuation, if any, prepared for each Benefit Plan, and
         (z) the most recent annual report (Form 5500), if any, required under ERISA with respect to each Benefit Plan;

                  (viii) no payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under Section 280G or
         Section 4999 of the Code, respectively, nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person;

                  (ix) as of the date hereof, subject to the requirements of
         Section 412 of the Code or Section 302 of ERISA, no Pension Plan has incurred an accumulated funding deficiency nor has any sponsor of such a Pension Plan obtained a funding waiver (as such terms are defined in such applicable sections and any regulations thereunder) with respect thereto;

                  (x) neither the Company nor any ERISA Affiliate has engaged in, and neither the Company nor any Affiliate knows of any other person who or which has engaged in, any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan, which could reasonably be expected to have a Material Adverse Effect with respect to the Company or to subject the Buyer or MergerCo to any material liability, and no event has occurred that will or could subject any Benefit Plan to tax under Section 511 of the Code;

                  (xi) no reportable event (as defined in ERISA and the regulations thereunder, but excluding any such event for which the 30 day notice requirement has been waived) has occurred or is continuing with respect to any Benefit Plan;

                  (xii) there are no actions, suits or claims pending (other than routine claims for benefits) of which the Company has notice or knowledge, or, to the knowledge of the Company, any actions, suits or claims (other than routine claims for benefits) which can reasonably be expected to be asserted, against the Company with respect to any Benefit Plan or other plan or arrangement, or against any such Benefit Plan or other plan or the assets thereof;

                  (xiii) the Company and each ERISA Affiliate is, and at all relevant times has been, in compliance with the provisions of COBRA (as defined below);

                  (xiv) except as contemplated in Sections 6.8 and 6.13 of this Agreement, the Company has not taken any action or made any statement, promise or representation to, or agreement with, any of its employees, officers or directors that after the Closing the Buyer will continue or establish any Benefit Plan or other plan or arrangement or provide any particular benefits or compensation to employees;

                  (xv) all insurance premiums relating to any Benefit Plan that are due and payable as of the date of this Agreement have been paid, no insurance policy or other insured funding medium through which benefits are provided under any Benefit Plan is subject to any retroactive rate adjustment, loss sharing arrangement, the payment of additional premiums, or other actual or contingent liability with respect to any periods prior to the date of this Agreement, and, to the knowledge of the Company, no insurance company that provides an insurance or annuity policy or other insured funding medium is insolvent or has been taken over by any governmental agency that regulates insurance companies;

                  (xvi) the Company has the right to amend or terminate, without the consent of any other person, any Benefit Plan which it maintains and each Benefit Plan can be amended or terminated after the Closing without any additional contribution to the Benefit Plan or the payment of any additional compensation or amount, additional vesting, or the acceleration of any benefits, except as proscribed by applicable laws or regulations;

                  (xvii) the Company has never maintained nor ever contributed to a "defined benefit pension plan" as defined in Section 3(35) of ERISA; and

                  (xviii) each "welfare benefit plan" (as defined in Section 3(1) of ERISA) intended to meet the requirements for tax favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements and no welfare benefit plan provides or has provided a "disqualified benefit" (as such term is defined in Section 4976(b) of the Code).

For purposes of this Agreement, "ERISA Affiliate" shall mean any corporation, trade or business which controls, is controlled by, or is under common control with, the Company within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(14) of ERISA and "COBRA" shall mean Part 6 of Subtitle B of Title I of ERISA and Section 4980B(f) of the Code.

         3.10 Taxes. Except as disclosed in Section 3.10 of the Disclosure Schedule, the Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member (a "Consolidated Group") has timely filed (within permitted extension periods, if applicable) all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as disclosed in Section 3.10 of the Disclosure Schedule, (i) no claim for Taxes that are due and payable has become a Lien against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries; (ii) no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect and there are no agreements for the extension or waiver of the time for assessment of any non-income Taxes relating to the Company or its Subsidiaries and neither the

Company nor any Subsidiary has been requested to enter into any such agreement or waiver; (iv) all Taxes that the Company or any Subsidiary is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable; (v) there is no tax sharing arrangement that will require any payment by the Company or any of its Subsidiaries after the date of this Agreement; and
(vi) neither the Company nor any member of the Consolidated Group (1) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by a member of the Consolidated Group, (2) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Consolidated Group for Taxes, (3) has made an election, or is required, to treat any asset of the Consolidated Group as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code, (4) has participated in an international boycott as defined in Section 999 of the Code, (5) is now or has ever been a "foreign person" within the meaning of Section 1445(b)(2) of the Code, (6) is now or ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code, or (7) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision. The Company has delivered or otherwise made available to MergerCo true and complete copies of all Tax Returns filed by the Company or any Subsidiary in the past three years. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, back-up withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes. Except as set forth on Schedule 3.10, there are no written or, to its knowledge, oral proposed assessments of Taxes against the Company or any of its Subsidiaries or written or, to its knowledge, oral proposed adjustments to any Tax Return filed, pending against the Company or any of its Subsidiaries, or written or, to its knowledge, oral proposed adjustments to the manner in which any Tax of the Company or any of its Subsidiaries is determined. For purposes of this Section 3.10, "written" means the Company or any Subsidiary has received notice in writing of such assessment or adjustments or has knowledge of such notice.

         3.11 Environmental Matters. Except as disclosed in Section 3.11 of the Disclosure Schedule, which discloses items of non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company:

         (a) The Company and its Subsidiaries hold and formerly held, and are, and have been, in material compliance with, all Environmental Permits, and the Company and its Subsidiaries are, and have been, otherwise in material compliance with all applicable Environmental Laws;

         (b) None of the Company or its Subsidiaries has received any Environmental Claim, and none of the Company or its Subsidiaries has knowledge, after Diligent Inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim, against the Company or any of its Subsidiaries;

         (c) To the knowledge of the Company, after Diligent Inquiry, there are no (i) underground storage tanks, (ii) polychlorinated biphenyls, (iii) asbestos or asbestos-containing materials, (iv) urea-formaldehyde insulation,
(v) sumps, (vi) surface impoundments, (vii) landfills, (viii) sewers or septic systems or (ix) Hazardous Materials present at any facility currently owned, leased, operated or otherwise used or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, by the Company or any of its Subsidiaries that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws;

         (d) No modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its Subsidiaries following such consummation;

         (e) To the knowledge of the Company, after Diligent Inquiry, Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently owned, leased or otherwise used or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, including without limitation for receipt of the Company's wastes, by the Company or any of its Subsidiaries, in violation of or in a manner or to a location that could give rise to liability under any Environmental Laws;

         (f) The Company and its Subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws that, based on facts and circumstances of which the Company has knowledge, might reasonably be expected to have a Material Adverse Effect with respect to the Company.

         (g) For purposes of this Agreement, the following terms shall have the following meanings:

         "Diligent Inquiry" means inquiry of (i) the employees of the Company and each Subsidiary in charge of environmental matters and (ii) such other individuals or entities whom the officers of the Company reasonably expect, upon exercise of the degree of diligence that would have been exercised by a reasonable person in such position, to have knowledge of material environmental matters affecting the Company or any Subsidiary.

         "Environmental Claim" means any written or oral notice, claim, demand, action, complaint, proceeding, request for information or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, currently owned, leased, operated or otherwise used, or, to the knowledge of the Company, formerly owned, leased, operated or otherwise used, by the Company or any of its Subsidiaries or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Permits" means all Permits required under Environmental Laws.

         "Environmental Laws" means all applicable domestic and foreign federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, and the Safe Drinking Water Act, all as amended, and similar state and local laws.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to, or that could form the basis of liability under, any Environmental Law.

         "Permits" means all permits, licenses, registrations, permissions, certificates and other authorizations, approvals and consents issued or granted by any Governmental Entity and obtained by the Company or any of its Subsidiaries or otherwise required in connection with the conduct or operation of the Company's or any Subsidiary's business or facilities or the ownership, lease or possession by the Company or any Subsidiary of any real, personal or intangible property.

         3.12 Material Contracts. Except as set forth in Section 3.12 of the Disclosure Schedule or in another Section of the Disclosure Schedule and other than employee compensation (except for written employment agreements) in the ordinary course of business consistent with past practice, neither the Company nor any Subsidiary is a party to or bound by (a) any agreement (including, but not limited to, employment, advertising, distribution and licensing agreements), contract, commitment, arrangement, lease (including with respect to real and personal property), policy, indenture, mortgage, or other instrument (collectively, "Contracts") that involves the performance of services or the delivery of goods and/or materials by or to it in an amount or value in excess of $50,000, (b) any Contract not in the ordinary course of business relating to expenditures or liabilities in excess of $25,000, (c) any Contract relating to capital expenditures in excess of $25,000 in the aggregate, (d) any Contract relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business),
(e) any loan or advance to (other than
advances to employees in the ordinary course of business in amounts of $1,000 or less to any individual and $10,000 or less in the aggregate), or investment in, any person, any Contract relating to the making of any such loan, advance or investment or any Contract involving a sharing of profits, (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any person, (g) any management service, consulting or any other similar type of Contract, (h) any Contract limiting the ability of the Company or any Subsidiary to engage in any line of business or to compete with any person, (i) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any Subsidiary, (j) any Contract whereby the Company or any Subsidiary shares services with any third party, (k) any capital lease or lease of personal property, (l) any Contract that is or was required to be filed as an exhibit to the SEC Documents or (m) any amendment, modification or supplement in respect of any of the foregoing ((a)-(m), collectively, the "Material Contracts," provided that the term "Material Contract" shall not be deemed to include any Contract under which the Company and each Subsidiary have both no obligation to perform in the future and no right to the benefits of the future performance of any other person). Except as otherwise set forth in Section 3.12 of the Disclosure Schedule, each Material Contract is valid and binding and in full force and effect in accordance with its terms and there exists no default, breach or event of default thereunder or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company, any Subsidiary or, to the knowledge of the Company, any other person that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, breach or event of default thereunder. The Company or its Subsidiaries have duly performed their respective obligations under each Material Contract in all material respects to the extent such obligations have occurred. The Company has provided or made available to MergerCo true and complete copies of each Material Contract. Except as set forth in Section 3.12 of the Disclosure Schedule, no Material Contract relating to borrowed money indebtedness imposes on the Company or any Subsidiary any penalty, fee or service charge in connection with the prepayment, repayment or early payment of any indebtedness thereunder. Other than as disclosed in the most recent balance sheet of the Company included in the SEC Documents or as set forth in Section
3.12 of the Disclosure Schedule, no indebtedness for borrowed money of the Company or its Subsidiaries contains any restriction upon the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries or restricts the ability of the Company or any of its Subsidiaries to grant any Liens on its properties or assets.

         3.13 Brokers; Legal Counsel.

         (a) No broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated, the fees and expenses of which will be paid by the Company (pursuant to a fee agreement, a copy of which has been provided to MergerCo), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The aggregate fees payable to PaineWebber Incorporated pursuant to such arrangement shall not exceed $250,000 (plus reasonable expenses).

         (b) No legal counsel, other than Holland & Knight LLP, Broad and
Cassel and such other legal counsel as the Company may engage from time to time in good faith ("Company Legal Counsel"), the fees and expenses of which will be paid by the Company (pursuant to one or more fee agreements, copies of which have been provided to MergerCo), is entitled to any legal fees and expenses, whether contingent or otherwise, in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         3.14 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of PaineWebber Incorporated dated the date hereof, that as of such date "the Merger Consideration to be received in the Merger is fair from a financial point of view, to the holders of Common Stock," a signed copy of which opinion has been delivered to the Company. The opinion of the PaineWebber Incorporated is subject to various conditions and assumptions contained therein.

         3.15 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has unanimously (a) determined that the Merger and the other transactions contemplated by this Agreement, taken together, are fair to, and in the best interests of, the Company and the holders of the Common Stock, (b) authorized and approved this Agreement, the Merger and the other transactions contemplated hereby, and (c) resolved to recommend that the holders of shares of Common Stock approve this Agreement, the Merger and the other transactions contemplated hereby.

         3.16 Required Company Vote. The Company Stockholder Approval, being the affirmative vote of a majority of the issued and outstanding shares of the Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         3.17 State Takeover Statutes. No state "fair price," "moratorium," "control share acquisition" or other similar takeover statute or regulation of Florida (and, to the knowledge of the Company after due inquiry, of Puerto Rico) applies or purports to apply to the Company or any of its Subsidiaries, or to this Agreement, the Merger, or any of the other transactions contemplated hereby, except any such statutes or regulations that are no longer applicable in any respect upon the execution of this Agreement. Neither the Company nor any of its Subsidiaries has any rights plan or agreement, preferred stock or similar arrangement that has, or could have, any of the aforementioned consequences in respect of the transactions contemplated hereby.

         3.18 Intellectual Property; Software.

         (a) Except as set forth in Section 3.18 of the Disclosure
Schedule, all trademarks, service marks, trade names, logos and other designations of goods or services, copyrights, registrations for any of the foregoing, patents, and applications for registration or issuance of or any of the foregoing (collectively, "Intellectual Property") in which the Company or any of its Subsidiaries has any ownership interest or right, whether direct, indirect, contractual or otherwise ("Company Intellectual Property"), and all information relating to the business of the Company or its Subsidiaries, including but not limited to information relating to products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, or trade secrets, in which the Company or any of its Subsidiaries has any ownership interest or right, whether direct, indirect, contractual or otherwise, or which is in the possession of the Company or its Subsidiaries or used in connection with or required for the Company's business or any Subsidiary's business, to the extent such information is not intended to be disseminated to the public or is otherwise not generally known to competitors of the Company or its Subsidiaries (collectively "Proprietary Information") is owned by or licensed to the Company or its Subsidiaries, free and clear of all Liens. Except as set forth in Section 3.18 of the Disclosure Schedule, the Company and its subsidiaries have the right to use and transfer all Company Intellectual Property and Proprietary Information without the consent of or any payment to any other person. The Company Intellectual Property, Proprietary Information and intellectual property rights expressly or impliedly licensed to the Company and its Subsidiaries by suppliers and other parties are sufficient, to the Company's knowledge, for the conduct of the business of the Company and its Subsidiaries as now operated.

         (b) Section 3.18 of the Disclosure Schedule sets forth a complete and accurate list of all Company Intellectual Property (including any Intellectual Property subject to any license or other agreement to which the Company is a party), and a complete and accurate list of all licenses and contracts relating to Intellectual Property or Proprietary Information to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their assets is bound. Except as set forth in
Section 3.18 of the Disclosure Schedule, (i) all of the Company Intellectual Property listed in Section 3.18 of the Disclosure Schedule has been duly registered or issued by or filed with the appropriate domestic or foreign Governmental Entity; (ii) all payments and actions required to apply for, obtain, maintain and renew such Company Intellectual Property in accordance with all applicable laws and regulations of the appropriate Governmental Entity have been duly and promptly made and taken; (iii) all Company Intellectual Property issued by any Governmental Entity and registrations of Company Intellectual Property remain in full force and effect, and all applications for registration or issuance of Company Intellectual Property are pending; and (iv) the Company has not received notice of any event, inquiry, investigation or proceeding threatening the validity or enforceability of any such Company Intellectual Property.

         (c) Except as set forth in Section 3.18 of the Disclosure
Schedule, (i) no other person has an interest in or right or license to use, or the right to license any other person to use, any of the Company Intellectual Property or Proprietary Information, (ii) there are no claims or demands of any other person pertaining to Company Intellectual Property or Proprietary Information; (iii) no proceedings have been instituted or are pending (with notice served on the Company) or, to the knowledge of the Company, threatened that challenge the Company's or any Subsidiary's rights in or to Company Intellectual Property or Proprietary Information; and (iv) to the knowledge of the Company, none of the Company Intellectual Property or Proprietary Information is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation or is being infringed, misappropriated or misused by another person.

         (d) Neither the activities of, actions of or services performed by the Company or its Subsidiaries nor, to the knowledge or the Company, the goods or services currently manufactured, used, sold or otherwise transferred by the Company or its Subsidiaries, infringe any intellectual property right of any other person. Except as set forth in Section 3.18 of the Disclosure Schedule,
(i) no action, suit or proceeding is pending (with notice served on the Company) or, to the knowledge of the Company, threatened that accuses the Company or any Subsidiary of misappropriating proprietary information or otherwise infringing the intellectual property rights of any other person; and (ii) the Company has not received, and is not aware of, any allegation, charge or claim that any products, processes, activities or apparatus manufactured, sold, owned or used by the Company or its Subsidiaries infringe any Intellectual Property of any other party or entity, or any allegation, charge or claim that the Company or its Subsidiaries have misappropriated or misused any Proprietary Information of any other person.

         (e) Except as set forth in Section 3.18 of the Disclosure
Schedule, all computer programs and software currently being used in the business of the Company and its Subsidiaries (the "Software") is owned by the Company and its Subsidiaries or held under valid license agreements. Neither the Company nor any Subsidiary has licensed anyone to use any of the Software and the Company has no knowledge of any infringing use of the Software or claim of infringing use. The Software is sufficient for the conduct of the business of the Company and its Subsidiaries as now operated.

         3.19 Related Party Transactions. Except as set forth in Section
3.19 of the Disclosure Schedule hereto, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (a) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (b) to the knowledge of the Company, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity that is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (ii) engaged in a business related to the business of the Company or any of its Subsidiaries, or (iii) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (c) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

         Section 3.20 Permits. The Company and its Subsidiaries have all Permits (as defined in Section 3.11), except for those Permits the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company ("Material Permits"). Schedule 3.20 of the Disclosure Schedule contains a complete list of the Material Permits, indicating which Material Permits require the consent or approval of any third party as a result of the transactions contemplated by this Agreement. All of the Permits are in full force and effect. No outstanding written notice or, to the knowledge of the Company, oral notice of cancellation or termination has been delivered to the Company or any Subsidiary in connection with any such Permit nor has any such cancellation or termination been threatened. No application, action or proceeding for the modification of any such Permits is pending or, to the knowledge of the Company, threatened that may result in the revocation of such Permit.

         Section 3.21 Insurance Policies. Schedule 3.21 of the Disclosure Schedule contains a list of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by the Company or its Subsidiaries, together with a list of all outstanding material claims against any insurer and the amount of the annual premium payable with respect to each such policy. Each such policy is in full force and effect. All premiums with respect to the insurance policies listed on Schedule 3.21 that are due and payable prior to the Effective Time have been paid or will be paid prior to the Effective Time, and no notice of cancellation or termination has been received by the Company with respect to any such policy. Except as set forth in Section 3.21 of the Disclosure Schedule, to the Company's knowledge, there are no pending claims against such insurance by the Company or any Subsidiary as to which the insurers have denied coverage or otherwise reserved rights and no issuer of such insurance has filed for protection under applicable insolvency laws or is otherwise in the process of liquidating or has been liquidated. To the Company's knowledge, neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations during the past five years. Except as set forth in Section 3.21 of the Disclosure Schedule, as of the date of this Agreement, since the last renewal date of any insurance policy, there has not been any increase in the premiums payable pursuant to such policy in an amount in excess of 10%.

         Section 3.22 Good Title to and Condition of Assets.

         (a) The Company and each Subsidiary has good and marketable title to all of its properties and assets, whether real, personal or mixed, tangible or intangible, wherever located, free and clear of any Liens other than Permitted Encumbrances (as defined in Section 3.23).

         (b) Subject to the expiration of useful lives, all machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures of the Company and its Subsidiaries currently in use or necessary for its business are in good operating condition, normal wear and tear and ordinary repair requirements excepted.

         (c) Except for items that are in the possession or control of suppliers, (i) the Company's and each Subsidiary's inventory located in their stores, returns warehouse, distribution center or in transit or otherwise (the "Inventory") and (ii) the supplies bought for use in the Company's or any Subsidiary's stores in connection with the operation of their business in the ordinary course, including, but not limited to, printed material, security tags and shopping bags ("Selling Supplies"), are in the physical possession of the Company or a Subsidiary, in transit to or from suppliers of the Company or a Subsidiary or in transit to the Company's or Subsidiary's stores. Except for products that are returned or determined to be defective or obsolete in the ordinary course of business as to which appropriate reserves have been established, the Inventory and Selling Supplies consist of items that are in good and merchantable condition and are of a quality presently usable, salable and rentable consistent with past practice in the ordinary course of business. Except as set forth in Section 3.22 of the

Disclosure Schedule, all of the Inventory and Selling Supplies is owned by the Company or a Subsidiary and none of the Inventory or Selling Supplies is held or sold on consignment.

         (d) Except as set forth in Section 3.22 of the Disclosure Schedule with respect to particular suppliers, the Company and its Subsidiaries have the right to return to their suppliers for refund or credit in accordance with standard practice in the industry any compact discs, audio tapes, phonograph records or videocassettes held for sale and constituting Inventory.

         Section 3.23 Real Estate.

         (a)  Except as set forth in Section 3.23 of the Disclosure
Schedule, neither the Company nor any Subsidiary owns any real property or any interest therein (the "Owned Properties").

         (b) Neither the Company nor any Subsidiary holds any leasehold interest in any real property except as set forth in Section 3.23 of the Disclosure Schedule (the "Leasehold Premises"). Section 3.23 of the Disclosure Schedule lists each of the leases and subleases with respect to the Leasehold Premises or other real property to which the Company or any Subsidiary is a party ("Leases"), and with respect to each Lease sets forth the term thereof, the base rent payable with respect thereto, any security deposit relating thereto, the termination date thereof and whether the Company or a Subsidiary has subleased any part of the leasehold interest thereunder or assigned such Lease. The Company and each Subsidiary are parties to no leases or subleases of real property other than the Leases. The Company has heretofore delivered or made available to the Buyer and MergerCo true and complete copies of all such Leases including all amendments, modifications and waivers with respect thereto. Except as otherwise set forth in Section 3.23 of the Disclosure Schedule: each Lease is in full force and effect; all rents and additional rents due to date on each Lease have been paid; neither the Company nor any Subsidiary has received any notice that it is in default under any Lease and, to the knowledge of the Company, neither the Company nor any Subsidiary is in default under any Lease; to the knowledge of the Company, no landlord is in default of any of its obligations under any Lease; and, to the knowledge of the Company, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) that, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any Subsidiary under any Lease. Except as set forth in Section 3.23 of the Disclosure Schedule, the Company or a Subsidiary is currently the lessee under each of the Leases and may exercise all rights of a lessee under each of the Leases. Each Lease under which the Company or a Subsidiary was not the original lessee was validly assigned to the Company or such Subsidiary and any party that has a right of consent to such assignment and of which the Company has knowledge after due review of the applicable Lease has consented to such assignment and any other party having a right of consent to such assignment has either consented to such assignment or has taken no action inconsistent with the granting of such consent.

         (c)  Except as set forth in Section 3.23 of the Disclosure
Schedule, the Company and its Subsidiaries own the Owned Properties and have valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever, except for (i) liens for taxes, and assessments and other governmental charges in the nature of taxes, not yet due and payable; (ii) liens in respect of taxes, assessments and other governmental charges being contested in good faith as disclosed in Section 3.23 of the Disclosure Schedule; (iii) mechanics', carriers', workmen's, repairmen's and other like liens arising or incurred in the ordinary course of business as to which any related liability or obligation is reflected in the Year End Balance Sheet or is otherwise disclosed on the Disclosure Schedule; (iv) inchoate statutory liens that apply generally in favor of commercial landlords; (v) liens arising from actions or inactions of the landlords of the Leasehold Premises; and (vi) such imperfections of title, easements, covenants, rights-of-way, restrictions and encumbrances and zoning, building and other similar restrictions, if any, as do not interfere with the present use of such properties or otherwise impair business operations, as used or conducted on the date hereof (such exceptions referred to in clauses (i) through (vi) above being collectively referred to herein as "Permitted Encumbrances").

         (d)  Except as set forth in Section 3.23 of the Disclosure
Schedule, the portions of the buildings located on the Leasehold Premises that are used in the Company's or any Subsidiary's business and the buildings located on the Owned Properties are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's and its Subsidiaries' business activities as conducted thereat.

         (e) Each of the Leasehold Premises and Owned Properties: (i) has direct access to public roads or access to public roads by means of an access easement (which access easement is perpetual, in the case of each of the Owned Properties, and for at least the remaining term of the Lease and any renewal periods, in the case of each of the Leasehold Premises), such access being sufficient to satisfy the current normal day-to-day transportation requirements of the Company's and its Subsidiaries' businesses as presently conducted at such parcel; and (ii) is served by all utilities in such quantities as are sufficient to satisfy the current business activities as conducted at such parcel.

         (f)  Except as set forth in Section 3.23 of the Disclosure
Schedule, neither the Company nor any Subsidiary has received notice of (i) any condemnation proceeding with respect to any portion of the Leasehold Premises or Owned Properties or any access thereto or that any such proceeding is contemplated by any Governmental Entity; or (ii) any special assessment which may affect any of the Leasehold Premises or Owned Properties, or that any such special assessment is contemplated by any Governmental Entity.

         (g) Other than the Leasehold Premises and the Owned Properties, no owned or leased real property is used in connection with the Business.

         (h) Except as set forth in Section 3.23 of the Disclosure Schedule, neither the Company nor any Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, lease or dispose of the Owned Properties or Leasehold Premises or any portion thereof or interest therein or in any other real property, including, without limitation, under any Lease.

         Section 3.24 Certain Business Practices. Neither the Company, any of its Subsidiaries, nor to the Company's knowledge any directors, officers, agents or employees of the Company or any of its Subsidiaries in their capacities as such (a) has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) has made any other payment prohibited by applicable law; or (d) except as set forth in Section 3.24 of the Disclosure Schedule, in the case of the Company, any of its Subsidiaries or any of its or their officers or any employee listed in Section 3.9 of the Disclosure Schedule in response to Section 3.9(a) hereof, is a party to or bound by any noncompetition or similar agreement or obligation with any third party, which restricts its or his or her business practices or ability to conduct any business in any geographic area.

         Section 3.25 Suppliers and Customers. As of the date hereof, the Company has received no written or, to its knowledge, oral notice from any significant supplier to or customer of the Company's or any Subsidiary's business indicating such supplier's or customer's intention to materially and adversely alter its existing business relationship with the Company or any Subsidiary.

         Section 3.26 Product Warranties. Section 3.26 of the Disclosure Schedule sets forth complete and accurate copies of the written, and descriptions of all oral, product warranties and guaranties by the Company or any of its Subsidiaries currently in effect. None of the salesmen, employees, distributors or agents of the Company or any of its Subsidiaries is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties and, to the knowledge of the Company, there have not been any material deviations from such warranties and guaranties.

         Section 3.27 Sole Representations. The representations and warranties contained in this Agreement are the sole representations and warranties that the Company is making in connection with the transactions contemplated herein. Except as set forth in the Disclosure Schedule, any matter that is set forth in any Section of this Agreement or the Disclosure Schedule shall be deemed to be set forth in all Sections of the Disclosure Schedule to which it may be applicable.


                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGERCO

         Each of Buyer and MergerCo hereby represents and warrants to the Company that:

         4.1 Organization, Standing and Corporate Power. Buyer and MergerCo are corporations duly organized, validly incorporated and in good standing in the States of Delaware and Florida, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Buyer and MergerCo is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary.

         4.2 Subsidiaries. MergerCo has no direct or indirect subsidiaries. As of the date of this Agreement, neither the Buyer nor any subsidiary of the Buyer owns, directly or indirectly, any shares of Common Stock.

         4.3 Capital Structure. The authorized capital stock of MergerCo consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which have been validly issued and are fully paid and nonassessable.

         4.4 Authority; Noncontravention; Consents and Approvals. Each of Buyer and MergerCo has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Buyer and MergerCo and the consummation by each of Buyer and MergerCo of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Buyer and MergerCo. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Buyer and MergerCo, enforceable against each of them in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general principles of equity. Except as disclosed on Section 4.4 of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in (a) any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration or "put" with respect to any obligation or (b) the loss of a benefit, or other right or the creation of any Lien upon any of the properties or assets of either Buyer or MergerCo, under (i) the certificate of incorporation or bylaws of either the Buyer or MergerCo, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to either the Buyer or MergerCo or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to either the Buyer or MergerCo or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Buyer or MergerCo or could not prevent, hinder or materially delay the ability of MergerCo to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other person under any agreement, indenture or other instrument to which the Buyer or MergerCo is a party or to which any of its properties is subject, is required by or with respect to either the Buyer or MergerCo in connection with the execution and delivery of this Agreement by either the Buyer or MergerCo or the consummation by the Buyer and MergerCo of any of the transactions contemplated by this Agreement, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Proxy Statement and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby,
(iii) the filing of the Articles of Merger by the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices (y) as may be required under the "takeover" or "blue sky" laws of various states and (z) as are set forth in Section 4.4 of the Disclosure Schedule.

         4.5 Brokers. No broker, investment banker, financial advisor or other person, other than Policano & Manzo, L.L.C., the fees and expenses of which will be paid by the Buyer or MergerCo, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or an behalf of MergerCo to its affiliates.

         4.6 Financing. As of the date of this Agreement, the Buyer and MergerCo have, and at all times through the Effective Time, Buyer and MergerCo will have, available all the funds necessary to perform their respective obligations under this Agreement, including without limitation payment in full for all shares of Common Stock outstanding at the Effective Time, the payment of all amounts payable under Section 2.2, and the payment of all fees and expenses payable by the Buyer and Merger Co. The Buyer and MergerCo have provided to the Company a letter from Camelot Music's lender, dated as of May 29, 1998, indicating the amount, as of such date, of available funds under Camelot Music's credit facility, including for purposes of financing the transactions contemplated by this Agreement. The Buyer has been informed by Camelot Music's lender that the lender is prepared to consent, subject to definitive documentation, to the transactions contemplated by this Agreement. The Buyer and MergerCo agree not take any action, and the Buyer agrees to cause its subsidiaries not to take any action, that would impair the availability at any time through the Effective Time of the amount of funds necessary to perform their respective obligations under this Agreement.

         4.7 Information Supplied. None of the information supplied or to be supplied by MergerCo or its affiliates in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.8 Absence of Certain Changes or Events. Except as disclosed in the Buyer's Registration Statement on Form 10 filed by the Buyer with the SEC as of February 13, 1998 (the "Form 10"), since January 27, 1998 there is not and has not been: (i) any Material Adverse Change with respect to the Buyer; (ii) any condition, event or occurrence which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Buyer; or (iii) any condition, event or occurrence that would reasonably be expected to prevent, hinder or delay the ability of the Buyer to consummate the transactions contemplated by this Agreement.

         4.9 Litigation; Compliance with Laws.

         (a) Except as disclosed in the Form 10, there is (i) no suit, action or proceeding or investigation pending of which the Buyer has notice or knowledge and, (ii) to the knowledge of the Buyer, no suit, action or proceeding or investigation threatened against the Buyer, any of its subsidiaries, their business or properties that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Buyer or prevent, hinder or delay the ability of the Buyer to consummate the transactions contemplated by this Agreement nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Buyer, any of its subsidiaries, their business or properties having, or which in the future could have, any such effect.

         (b) The conduct of the business of the Buyer and each of its subsidiaries has not been in violation of and complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures so to comply, if any, that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Buyer.

         4.10 Sole Representations. The representations and warranties contained in this Agreement are the sole representations and warranties that the Buyer and MergerCo are making in connection with the transactions contemplated herein. Except as set forth in the Disclosure Schedule, any matter that is set forth in any Section of this Agreement or the Disclosure Schedule shall be deemed to be set forth in all Sections of the Disclosure Schedule to which it may be applicable.

                                    ARTICLE V

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as provided in this Agreement or as set forth in Section 5.1 of the Disclosure Schedule (without reference to any matters deemed to be set forth therein under Sections 3.27 or
4.10 of this Agreement) or with the written consent of MergerCo, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice (including, without limitation, in connection with the collection of accounts receivable and the incurrence and payment of accounts payable, and with pricing and marketing practices and the maintenance of Inventory levels) and use its and their respective reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with landlords, customers, suppliers, licensors, licensees, advertisers, distributors, lenders and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of MergerCo (which shall not be unreasonably withheld) or except as provided in this Agreement or as set forth in Section

5.1 of the Disclosure Schedule (without reference to any matters deemed to be set forth therein under Sections 3.27 or 4.10 of this Agreement):

         (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent in accordance with applicable law;

         (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (c) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for the acquisition of shares of Common Stock from holders of Stock Options in full or partial payment of the exercise price payable by such holders upon exercise of Stock Options outstanding on the date of this Agreement;

         (d) authorize for issuance, issue, grant, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights and Stock Options) (other than the issuance of Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms (such issuances, together with the acquisitions of shares of Common Stock permitted under clause (c) above, being referred to herein as "Permitted Changes"));

         (e) in the case of the Company, amend its Articles of Incorporation, By-Laws or other comparable charter or organizational documents;

         (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof material to the Company;

         (g) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except for sales of inventory or the use of supplies, in either case in the ordinary course of business consistent with past practice;

         (h) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and for lease obligations, in each case incurred in the ordinary course of business consistent with past practice;

         (i) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

         (j) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (ii) claims settled or compromised to the extent permitted by Section 5.1(p), or waive, write-off, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, Permit, contract or other document, other than in the ordinary course of business consistent with past practice;

         (k) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (l) enter into any collective bargaining agreement;

         (m) amend, negotiate the terms of, enter into or renew any lease of real property, including any Lease, or fail to renew in a timely fashion any Lease or other lease of real property to which the Company or any Subsidiary is a party, except after consulting with and in cooperation with the Buyer and on such terms as the Buyer has approved, which approval shall not be unreasonably withheld;

         (n) enter into any new Material Contract or, except in the ordinary course of business consistent with past practice, any other Contract;

         (o) change any material accounting principle used by it, except to the extent required by GAAP;

         (p) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise is not material to the Company;

         (q) make any capital expenditures outside the ordinary course of business consistent with past practice;

         (r) delay or postpone the payment of accounts payable or any other liabilities outside the ordinary course of business consistent with past practice; or

         (s) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 CHANGES IN EMPLOYMENT ARRANGEMENTS. Neither the Company nor any of its Subsidiaries shall adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan or Stock Option Plan) for the benefit or welfare of any employee, director, independent contractor or former director, independent contractor or employee (other than increases for individuals other than officers and directors in the ordinary course of business consistent with past practice) or increase the compensation or fringe benefits of any director, employee, independent contractor or former director, independent contractor or employee (other than increases for individuals other than officers and directors in the ordinary course of business consistent with past practice) or pay any benefit not required by any existing plan, arrangement or agreement.

         5.3 SEVERANCE. Except as requested in writing by the Buyer or MergerCo or as disclosed in Sections 3.8 or 3.9 of the Disclosure Schedule (without reference to any matters deemed to be disclosed therein under Sections 3.27 or
4.10 of this Agreement), neither the Company nor any of its Subsidiaries shall grant any new or modified severance, change-of-control or termination arrangement or increase or accelerate any benefits payable under its severance, change-of-control or termination pay policies in effect on the date hereof.

         5.4 WARN. (a) Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 or similar state law ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any Subsidiary, without the prior written consent of MergerCo or the Buyer in advance and without complying with the notice requirements and other provisions of WARN.

             (b) Between the date hereof and the Closing Date, the Company, within five business days of receipt of a written request from the Buyer, shall provide required notice of the planned discontinuation of operations (a "plant closing" for purposes of WARN and the Regulations promulgated thereunder), subject to the occurrence of the Merger, of the Company's headquarters and/or distribution center, both located in Miami, Florida, as specified in the written request from the Buyer, effective as of the time specified in the written request from the Buyer. The Buyer shall deliver to the Company a form of such notice within one business day after such written request and shall cooperate with the Company in preparing such notice. The Company shall provide such notice, as required by WARN, to the following:

               (i) each local AND international representative(s) of affected employees or, if there is no such representative at that time, to each affected employee; and

              (ii) the State Dislocated Worker Unit (designated or created under Title III of the Job Training Partnership Act); and

             (iii) the chief elected official of the unit of local government within which such closing/layoff is to occur.

         Notwithstanding any other provision of this Section 5.4(b), the parties agree that the Company shall not be required to provide the notice described in this Section 5.4(b) before June 11, 1998. The parties acknowledge that the Company's failure to provide the notice described in this Section 5.4(b) would materially adversely affect the ability of the Buyer and the Company to consummate the transactions contemplated hereby.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETING.

         (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after clearance thereof with the SEC. If, at any time prior to the Stockholders Meeting, any event, with respect to the Company, its Subsidiaries, directors, officers, and/or the Merger or the other transactions contemplated hereby, shall occur, that is required to be described in the Proxy Statement, the Company shall so describe such event and, to the extent required by applicable law, shall cause it to be disseminated to the Company's stockholders.

         (b) The Company shall immediately notify MergerCo and its affiliates of
(i) the receipt of any comments from the SEC regarding the Proxy Statement and
(ii) the approval of the Proxy Statement by the SEC. MergerCo shall be given a reasonable opportunity to review and comment on all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof, and the Company shall , subject to the advice of counsel, use its best efforts to reflect all such reasonable comments.

         (c) The Company shall, as promptly as practicable following the date of this Agreement and in consultation with MergerCo, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders approval of the foregoing matters and seek to obtain all votes and approvals thereof by the stockholders (which undertaking shall not require the Company to engage an outside proxy solicitor), as set forth in Section 3.15; PROVIDED, HOWEVER; that the obligations contained herein shall be subject to the provisions of Section 6.6 of this Agreement. Subject to the foregoing, such recommendation, together with a copy of the opinion referred to in Section 3.14, shall be included in the Proxy Statement. The Company shall use its best efforts to hold such meeting as soon as practicable after the date hereof.

         (d) The Company shall cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

         6.2  ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) The Company shall, and shall cause its Subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to MergerCo, its representatives and its potential financing sources reasonable access during normal business hours, in a manner initially coordinated with Donald A. Molta and/or Ann S. Lieff, and thereafter coordinated with those persons designated by the chief executive officer of the Company, during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records (including, without limitation, to the extent available, the work papers of the Company's independent public accountants) and, during such period, the Company shall, and shall cause its Subsidiaries, officers, employees and representatives to, furnish promptly to MergerCo (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as MergerCo may from time to time reasonably request.

         (b) The Company shall, and shall cause its Subsidiaries and its and their officers, employees, counsel, financial advisors and other representatives to, afford to Buyer and MergerCo and their authorized representatives (including counsel, environmental and other consultants) full access during normal business hours to all properties or facilities currently owned, leased or otherwise used by the Company or any of its Subsidiaries, their respective personnel, operations and records as may be necessary to facilitate the consummation of the transactions contemplated herein, including access to perform engineering, environmental and workplace surveys and such other physical inspections as Buyer and MergerCo may reasonably require, including, without limitation, environmental assessments, air, water or soil testing or sampling and compliance audits. In furtherance of this Section 6.2(b), the Company shall provide Buyer and MergerCo access to all environmental reports and/or data in its possession or control (including reports and/or data maintained or retained by its environmental consultants), which reports are relevant to the matters set forth in Section 3.11.

         (c) Except as required by law, each of the Company, the Buyer and MergerCo shall hold, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with that certain Confidentiality Agreement, dated February 16, 1998, by and between the Company and the Buyer, as amended by that certain letter agreement dated April 6, 1998 between the Company and the Buyer.

         6.3 REASONABLE BEST EFFORTS.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. The Buyer, MergerCo and the Company shall use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, Permits or authorizations are required to be obtained (or, which if not obtained, would result in a breach or violation, or an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to leases, loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Notwithstanding the foregoing, or any other covenant herein contained, in connection with the receipt of any necessary approvals under the HSR Act, neither the Company nor any of its Subsidiaries shall be entitled to divest or hold separate or otherwise take or commit to take any action that limits the Company's freedom of action with respect to, or its ability to retain, the business of the Company or any of its Subsidiaries or any material portions thereof or any of the businesses, product lines, properties or assets of the Company or any of its Subsidiaries, without MergerCo's prior written consent.

         (b) The Company shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any Governmental Entity, including the HSR Act, in connection with the transactions contemplated by this Agreement; provided that no such divestiture or undertaking shall be made unless acceptable to MergerCo.

         (c) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Stock from The NASDAQ SmallCap Stock Market ("NASDAQ"), provided that, subject to NASDAQ rules and regulations, such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is MergerCo's intent that Common Stock following the Merger will not be quoted on NASDAQ or listed on any national securities exchange.

         (d) Each of the parties agrees to cooperate with each other in connection with the Company's negotiation of the terms of, entering into and renewal of any lease of real property, in accordance with Section 5.1(m).

         (e) The Company shall use its reasonable best efforts to enter into a lease amendment at or prior to the Closing, in substantially the form attached hereto as Exhibit D, with the landlord (the "Landlord") under that certain Lease Agreement, dated March 1, 1996, by and between the Martin W. Spector Irrevocable Trust and the Company (such amendment, the "Lease Amendment").

         (f) The Buyer shall use its reasonable best efforts to enter into at the Closing a consulting and noncompetition agreement with Ann S. Lieff (the "Consultant"), in substantially the form attached hereto as Exhibit E (such agreement, the "Consulting Agreement").

         6.4 INDEMNIFICATION.

         (a) For six years after the Effective Time, the Company and the Buyer shall indemnify and hold harmless all present and former directors and officers of the Company and its Subsidiaries ("Indemnified Parties") against all costs, expenses, judgments, fines, penalties, losses, claims, damages or liabilities, amounts paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) and reasonable attorneys' fees (collectively, "Costs") incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative, governmental or regulatory, or whether involving an alternative dispute resolution proceeding, or any appeal from any of the foregoing proceedings (collectively, a "Proceeding") arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether threatened, asserted or claimed prior to, at or after the Effective Time, in each of the above cases to the fullest extent permitted by their respective articles of incorporation or bylaws and to the fullest extent permitted by applicable law to the extent such Costs have not been paid by insurance.

         (b) For six years after the Effective Time, the Company and the Buyer shall pay expenses incurred by any Indemnified Party with respect to any Proceeding for which indemnification is available under this Section 6.4, as they are incurred, in advance of the final disposition of any such Proceeding to the fullest extent permitted by their respective articles of incorporation or bylaws and to the fullest extent permitted by the FBCA or other applicable law upon receipt of an undertaking to repay as contemplated by the FBCA. Without limiting the foregoing, if any Proceeding for which indemnification is available under this Section 6.4 is brought against any Indemnified Party after the Effective Time (i) the Indemnified Parties may retain counsel satisfactory to them and the Buyer; (ii) the Company and the Buyer shall promptly pay all reasonable fees and expenses of such counsel for the Indemnified Parties as statements therefor are received; and (iii) the Company and the Buyer shall use all reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that neither the Company nor the Buyer shall be liable for any settlement of any Proceeding effected without their written consent, which consent shall not be unreasonably withheld. The Indemnified Parties as a group shall retain only one law firm to represent them with respect to each Proceeding unless there is, under applicable standards of professional conduct, a conflict on any issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may retain more than one law firm.

         (c) For six years after the Effective Time, the Company shall maintain, at no cost to the individual insureds thereunder, its current directors' and officers' liability insurance policy (or a policy providing substantially similar coverage) ("D&O Policy") to the extent that it provides coverage for events or acts occurring prior to the Effective Time for all persons who are past, present or future duly elected or appointed directors or officers of the Company on the date of this Agreement; provided that the Company shall not be required to spend as an aggregate premium for such D&O Policy more than 175% of the annual premium for the Company's D&O Policy in effect as of the date of this Agreement; and provided further that the Company shall nevertheless be obligated to provide insurance with such policy limit as may be obtained for such maximum aggregate premium. The failure of the Company to maintain the D&O Policy contemplated by this Section 6.4(c) for any reason shall not relieve the Company or the Buyer of any other obligation under this Section 6.4.

         (d) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         6.5 PUBLIC ANNOUNCEMENTS. Neither MergerCo or the Buyer, on the one hand, nor the Company, on the other hand, shall issue any press release or public statement with respect to the transactions contemplated by this Agreement, including the Merger, without the other party's prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with NASDAQ. In addition to the foregoing, MergerCo and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be in substantially the form attached hereto as Exhibit F.

         6.6 NO SOLICITATION. From and after the date hereof until the termination of this Agreement neither the Company or any of its Subsidiaries, nor any of their respective officers, directors, employees, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its affiliates) shall directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of any such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to take any such action, provided, however, that nothing contained in this Agreement shall prohibit the Company from (i) furnishing information to or otherwise responding to any person or entity that makes an unsolicited, bona fide Transaction Proposal, if, in the written opinion of outside counsel to the Company, after consulting with outside counsel to the Buyer and MergerCo, such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law, (ii) failing to make or withdrawing or modifying its recommendation referred to in Section 3.15 if there exists a Transaction Proposal and in the written opinion of outside counsel to the Company, after consulting with outside counsel to the Buyer and MergerCo, such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law in connection with such Transaction Proposal or
(iii) making to the Company's stockholders any recommendation and related filing with the SEC as required by Rules 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer, or taking any other legally required action with respect to such tender offer (including, without limitation, the making of public disclosures as may be necessary or reasonably advisable under applicable securities laws) if in the written opinion of outside counsel to the Company, after consulting with outside counsel to the Buyer and MergerCo, such action is required for the Board of Directors of the Company to comply with its fiduciary duties under applicable law; and PROVIDED FURTHER, HOWEVER, that, in the event of an exercise of the Company's or its Board of Director's rights under clauses (i), (ii) or (iii) above and subject to compliance with the next three sentences hereof, notwithstanding anything contained in this Agreement to the contrary, such exercise of rights shall not constitute a breach of this Agreement by the Company. The Company shall promptly advise MergerCo orally and in writing of any request for nonpublic information from, or discussions or negotiations with, any person or entity or of any Transaction Proposal known to it, the material terms and conditions of such request or Transaction Proposal, and the identity of the person or entity making such request or Transaction Proposal. The Company shall promptly inform MergerCo of any material change in the details (including amendments or proposed amendments) of any such request for nonpublic information, the contents of any discussions or negotiations or any material change in such Transaction Proposal. Neither the Board of Directors of the Company nor any committee thereof shall take any action pursuant to clauses (ii) or (iii) above until a time that is after the later of (x) the fourth business day following MergerCo's receipt of written notice advising MergerCo that the Board of Directors of the Company has received a Transaction Proposal, specifying the material terms of such Transaction Proposal and identifying the person making such Transaction Proposal and (y) in the event of any amendment to the price or any material term of a Transaction Proposal, two business days following MergerCo's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each such further amendment to the price or any material terms of a Transaction Proposal shall necessitate an additional written notice to MergerCo and an additional two business day period prior to which the Company can take any action set forth in clauses (ii) or (iii) above). For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between the Company and MergerCo contemplated by this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions (unless consented to by MergerCo, which consent shall not be unreasonably withheld); (iii) any tender offer or exchange offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Exchange
Act) of 10% or more of the outstanding shares of Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         6.7 RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall deliver to MergerCo evidence satisfactory to MergerCo of the resignation of all directors of the Company, effective at the Effective Time.

         6.8 EMPLOYEE BENEFITS.

             The Buyer agrees that, for a period of twelve (12) months following the Effective Time, the Surviving Corporation shall maintain employee benefit plans and arrangements (directly or in conjunction with the Buyer) that, in the aggregate, will provide a level of benefits to continuing employees of the Company and its Subsidiaries substantially comparable in the aggregate to those provided under the Benefit Plans set forth in Section 6.8 (without reference to any matters deemed to be set forth therein under Sections 3.27 or 4.10 of this Agreement) of the Disclosure Schedule ("Section 6.8 Plans") as in effect immediately prior to the Effective Time (other than discretionary benefits); provided, however, that the Buyer may cause modifications to be made to the employee benefit plans and arrangements to the extent necessary to comply with applicable law or to reflect widespread adjustments in benefits (or costs thereof) provided to employees under compensation and benefit plans of the Buyer and its subsidiaries. In addition, the Buyer may change, substitute or terminate insurance companies, third party administrators, or other providers of benefits or services associated with the employee benefit plans and may offer a benefit plan or arrangement which it sponsors in place of a benefit plan or arrangement which is set forth in Section 6.8 of the Disclosure Schedule (without reference to any matters deemed to be set forth therein under Sections 3.27 or 4.10 of this Agreement) including the offering of its cafeteria plan in place of the cafeteria plan set forth in Section 6.8 of the Disclosure Schedule. No specific compensation or benefit plans, however, need be provided. For purposes of determining eligibility and vesting with respect to all Section 6.8 Plans (except with respect to any defined benefit plans), the Buyer shall use the employee's hire date with the Company or Subsidiary or such other date as has been previously determined by the Company or Subsidiary for credit for prior employment with any ERISA Affiliate of the Company. Employee benefit plans that provide medical, dental, or life insurance benefits after the Effective Time to any individual who is an active employee of the Company or any of its Subsidiaries as of the Effective Time or a dependent of such an employee shall, with respect to such individuals, waive any waiting periods, any pre-existing conditions, and any actively-at-work exclusions to the extent so waived under present policy and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible, coinsurance, and maximum out-of-pocket provisions to the extent taken into account under present policy. Nothing in this Section 6.8 shall prohibit the Company from terminating the employment of any employee at any time with or without cause (subject to, and in accordance with the terms of any existing employment agreements), or shall be construed or applied to restrict the ability of the Buyer or Surviving Corporation and its Subsidiaries to establish such types and levels of compensation and benefits as they determine to be appropriate.


         6.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Buyer and MergerCo and the Buyer and MergerCo shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which does or would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the

Company on the one hand, or the Buyer or MergerCo on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the respective party hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.10 STATE TAKEOVER LAWS. If any "fair price," "control share acquisition" or other takeover statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, including the Merger, the Company and the Buyer, and their respective Boards of Directors, shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         6.11 PHYSICAL INVENTORY. The Company shall cooperate with the Buyer, at the Buyer's written request, in arranging and scheduling, prior to the Closing Date, for a nationally recognized inventory service (or such other person as reasonably requested by the Buyer) to perform one or more physical counts of the Inventory after the Closing Date at the locations and times requested by the Buyer.

         6.12 REPAYMENT OF INDEBTEDNESS. The Buyer agrees to cause the outstanding indebtedness of the Company to (a) General Electric Capital Corporation under the Credit Agreement, dated as of May 22, 1996, between the Company and General Electric Capital Corporation, as modified by the First Modification of Credit Agreement, dated October 3, 1997, and (b) to Music Funding I, LLC under the Credit Agreement, dated as of October 3, 1997, between the Company and Music Funding I, LLC, to be repaid at the Effective Time, conditioned upon the occurrence of the Effective Time and the satisfaction or waiver on or prior to the Closing Date of the conditions set forth in Sections
7.1 and 7.2.

         6.13 SEVERANCE. The Company, the Buyer and MergerCo agree that in the event any headquarters or distribution center employees of the Company are terminated by the Surviving Corporation without cause within 12 months following the Effective Time, severance payments shall be made to such employees in accordance with the severance policy of the Company outlined in the severance policy term sheet and attachment exchanged between the Buyer and the Company and dated June 3, 1998, as subsequently formalized in accordance with this Section
6.13. Within 10 business days of the date of this Agreement, the Company, the Buyer and MergerCo shall formalize such severance policy on substantially the terms contained in such term sheet and attachment. The Buyer and MergerCo agree to comply with such policy, including with the payment of the severance and transition payments described in such policy.

         6.14 ACCESS FOR POINT OF SALE INSTALLATION. Commencing on the date 30 calendar days prior to the anticipated Closing Date, the Company shall, and shall cause its Subsidiaries and its and their officers, employees and other representatives to, afford to the Buyer and its authorized representatives and employees (including information systems consultants and engineers) full access during normal business hours to all properties or facilities currently owned, leased or otherwise used by the Company or any of its Subsidiaries in the retail sale or rental of Inventory as may be necessary to facilitate the Buyer's installation of cables and other hardware necessary for the introduction and support of the Buyer's point of sale systems. The parties agree that (a) such access shall not unreasonably interfere with the Company's regular conduct of its business at such properties and facilities, (b) such installation shall be at the Buyer's cost and (c) promptly after the termination of this Agreement in accordance with its terms, the Buyer shall cause such properties and facilities to be restored to substantially the same physical state in which they would have been absent such installation.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

         (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing or prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the parties hereto shall, subject to the last sentence of Section 6.3(a) hereof, use their best efforts to have any such injunction, order, restraint or prohibition vacated.

         7.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND MERGERCO. The obligations of the Buyer and MergerCo to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries contained in this Agreement shall have been true and correct in all material respects when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct in all material respects at and as of the Effective Time, as if made at and as of such time, in each case except as contemplated or permitted by this Agreement.

         (b) Performance of Obligations of the Company. The Company shall have performed and fulfilled each of its obligations, covenants and agreements under this Agreement, including but not limited to its obligations pursuant to Section
6.6 hereof, except for such failures to perform or fulfill as have not had and would not, either individually or in the aggregate, have a

Material Adverse Effect with respect to the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

         (c) Consents, etc. MergerCo shall have received evidence, in form and substance reasonably satisfactory to it, that the Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and all other third parties identified in Section 3.4 and Section 7.2(c) of the Disclosure Schedule have been obtained.

         (d) No Litigation. There shall not be instituted, pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success in the good faith opinion of the Buyer) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or, in the good faith opinion of the Buyer, materially and adversely affecting the contemplated economic or business benefits of the transactions contemplated hereby, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Subsidiary, the Buyer or any of the Buyer's subsidiaries of a material portion of the business or assets of the Company and its Subsidiaries or the Buyer and its subsidiaries, taken as a whole, or to compel the Company or the Buyer to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries or the Buyer and its subsidiaries, taken as a whole, in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of the Buyer or MergerCo to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including, without limitation, the right to vote such shares of Common Stock on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit the Buyer or any of its subsidiaries from effectively controlling in any respect any material portion of the business or operations of the Company or its Subsidiaries.

         (e) No Material Adverse Change. There shall not have occurred any Material Adverse Change with respect to the Company since January 31, 1998.

         (f) Absence of Certain Rules and Orders. There shall not be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Merger by any Governmental Entity that would result in any of the consequences referred to in clauses (i) through (iv) of Section 7.2(d).

         (g) Consulting Agreement. The Company and the Consultant shall have entered into the Consulting Agreement.

         (h) Lease Amendment. The Company and the Landlord shall have entered into the Lease Amendment.

         (i) Surrender Agreements. Each holder of any unexpired outstanding Stock Option (whether granted under a Stock Option Plan or otherwise) shall have executed a Surrender Agreement and delivered such Surrender Agreement to MergerCo.

         (j) Dissenter Claims. The Company shall not have received notice of election to dissent and demand payment from the holders of more than 10% of the issued and outstanding shares of the Common Stock in connection with the Merger.

         (k) Opinion of Counsel. The Company's legal counsel shall have delivered to the Buyer and MergerCo a written opinion of counsel with respect to
(i) the effectiveness of the Merger, (ii) the due incorporation, valid existence and good standing of the Company and its Subsidiaries, (iii) the validity, binding effect and enforceability of this Agreement, the Consulting Agreement and the Surrender Agreements, and (iv) such other matters as MergerCo may reasonably request.

         (l) Company Certificate. The Company shall have delivered to the Buyer and MergerCo a certificate, dated as of the Closing Date and signed on its behalf by its Chief Executive Officer and its Chief Financial Officer, as to the satisfaction by it of the conditions set forth in subsections 7.2(a), 7.2(b), 7.2(d), 7.2(e) and 7.2(j).

         7.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Representations and Warranties. Each of the representations and warranties of the Buyer and MergerCo contained in this Agreement shall have been true and correct in all material respects when made and, except to the extent such representations and warranties speak to an earlier date, shall be true and correct in all material respects at and as of the Effective Time, as if made at and as of such time, in each case except as contemplated or permitted by this Agreement.

         (b) Performance of Obligations of the Buyer and MergerCo. The Buyer and MergerCo shall have performed and fulfilled each of their respective obligations, covenants and agreements under this Agreement, except for such failures to perform or fulfill as have not and would not, either individually or in the aggregate, have a Material Adverse Effect with respect to the Buyer or materially adversely affect the ability of the Buyer or MergerCo to consummate the transactions contemplated hereby.

         (c) No Litigation. There shall not be instituted, pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding that has a reasonable likelihood of success in the good faith opinion of the Company) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         (d) Opinion of Counsel. The Buyer's and MergerCo's legal counsel shall have delivered to the Company a written opinion of counsel with respect to (i) the validity, binding effect and enforceability of this Agreement and (ii) such other matters as the Company may reasonably request.

         (e) Buyer and MergerCo Certificate. The Buyer and MergerCo shall have delivered to the Company certificates, dated as of the Closing Date and signed on their behalf by their respective Chief Executive Officers and Chief Financial Officers, as to the satisfaction by them of the conditions set forth in subsections 7.3(a), 7.3(b) and 7.3(c).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

         (a) by mutual written consent of MergerCo and the Company; or

         (b) by either MergerCo or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting, or if there shall be in effect any other legal restraint or prohibition preventing or prohibiting, the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

         (c) by either MergerCo or the Company if the Merger shall not have been consummated on or before October 15, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

         (d) by either MergerCo or the Company, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; provided, however, that unless MergerCo shall otherwise notify the Company within two weeks after such failure to obtain the required vote, this Agreement shall be deemed to have been terminated by MergerCo upon the expiration of such two-week period; or

         (e) by MergerCo, if the Board of Directors of the Company or any committee thereof shall have (i) withdrawn, modified or amended in any respect adverse to the Buyer or MergerCo its approval or recommendation of the Merger,
(ii) failed as soon as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement such recommendation, (iii) recommended or approved any Transaction Proposal from a person other than the Buyer, MergerCo or any of their respective affiliates, (iv) failed to publicly announce, within 10 business days after the occurrence of any publicly announced Transaction Proposal from a person other than the Buyer, its opposition to such Transaction Proposal, or amended, modified, or withdrawn its opposition to any Transaction Proposal in any manner adverse to the Buyer or MergerCo; or (v) resolved to do any of the foregoing; or

         (f) by MergerCo, (i) if the Company shall enter into any agreement with a third party with respect to a Transaction Proposal or (ii) if a person, group or entity has acquired after the date hereof 20% or more of the issued and outstanding shares of Common Stock; or

         (g) by the Company upon its entering into a binding agreement with a third party with respect to a Transaction Proposal, provided that it has complied with all provisions of this Agreement, including the notice provisions herein, and that it pays the Termination Fee as provided by and defined in
Section 9.2; or

         (h) by MergerCo in the event of a material breach or failure to perform in any material respect by the Company of any representation, warranty, covenant or other agreement contained in this Agreement that cannot be or has not been cured within 20 days after the giving of written notice to the Company; or

         (i) by the Company in the event of a material breach or failure to perform in any material respect by MergerCo or the Buyer of any representation, warranty, covenant or other agreement contained in this Agreement that cannot be or has not been cured within 20 days after the giving of written notice to MergerCo or Buyer.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or MergerCo as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Buyer, MergerCo or the Company, other than under the provisions of Section 3.13, Section 4.5, Section 6.2(c), Section 6.14(c), this Section 8.2, Section 9.2 and Section 9.7. Nothing contained in this Section 8.2 shall relieve any party of any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         8.3 AMENDMENT. This Agreement way be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of MergerCo or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and all such representations and warranties shall be extinguished on consummation of the Merger and none of the Company, the Buyer and MergerCo nor any officer, director or employee or shareholder thereof shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

         9.2 FEES AND EXPENSES.

         (a) If any person (other than MergerCo or any of its affiliates) shall have made, proposed, communicated or disclosed a Transaction Proposal in a manner that is or otherwise becomes public and this Agreement is terminated, after such Transaction Proposal shall have been made, proposed, communicated or disclosed to the Company, pursuant to any of the following provisions:

                           (i)      by the Company pursuant to Section 8.1(g);

                           (ii)     by MergerCo pursuant to Section 8.1(e) or
                                    (f)(i); or

                           (iii) by MergerCo pursuant to Section 8.1(h) due to a breach of or failure to perform a covenant or agreement, if the breach or failure to perform that forms the basis of the termination under Section 8.1(h) was caused or effected by any action, or any omission where this Agreement would require action, of the Company or its Subsidiaries or their agents, affiliates or representatives in connection with such Transaction Proposal;

then the Company shall, within five business days after such termination of this Agreement, pay MergerCo a fee of $2,000,000 in cash (the "Termination Fee"), which amount shall be payable in same day funds. No termination of this Agreement at a time when a fee is reasonably expected to be payable pursuant to this Section 9.2(a) shall be effective until such fee is paid. The Company acknowledges and agrees that a termination of this Agreement under any of the circumstances referred to in the first sentence of this paragraph would cause the Buyer and


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

MergerCo to suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate the Buyer and MergerCo for such damages, the Company shall pay MergerCo the Termination Fee, in the manner referred to above, as liquidated damages. It is specifically agreed that the amount to be paid pursuant to this Section 9.2(a) represents liquidated damages and not a penalty.

         (b) Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Company shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement as well as all SEC filing fees relating to the transactions contemplated herein and (ii) of obtaining any consents of any third party, provided that the Buyer shall reimburse the Company in the amount of such costs and expenses if this Agreement is terminated as a result of the Buyer's or MergerCo's material breach of this Agreement. The parties agree that the Buyer shall pay the filing fee required for the filing of the pre-merger notification and report under the HSR Act and the fees of the Exchange Agent incurred prior to the Effective Time.

         9.3 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered personally, when dispatched by electronic facsimile transmission (with receipt thereof electronically confirmed) or one day after having been sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to MergerCo or the Buyer, to

                  Camelot Music Holdings, Inc.
                  8000 Freedom Avenue, N.W.
                  North Canton, Ohio 44720

                  Facsimile:  330-494-8535
                  Attn: Mr. James E. Bonk
                  President and Chief Executive Officer


                  with a copy to:

                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio  44114

                  Facsimile: 216-241-0816
                  Attn: Thomas F. McKee, Esq.


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

         (b)      if to the Company, to

                  Spec's Music, Inc.
                  1666 N.W. 82d Avenue
                  Miami, Florida 33126

                  Facsimile: 305-592-9343
                  Attn: Ms. Ann S. Lieff
                  President and Chief Executive Officer

                  with a copy to:

                  Holland & Knight LLP
                  701 Brickell Avenue
                  Miami, Florida  33131

                  Facsimile: 305-789-7799
                  Attn: Bruce Jay Colan, Esq.

         9.4 DEFINITIONS.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "business day" shall have the meaning assigned such term in Rule 14d-1(e)(6) under the Exchange Act;

         (c) "knowledge", with respect to the Company, means (i) the actual knowledge of the following officers and employees (as well as any of their successors) of the Company and its Subsidiaries: Ann S. Lieff, Rosalind S. Zacks and Donald A. Molta, with respect to all matters, and, without duplication, Beth Fath, with respect to purchasing, marketing and merchandising matters, Patricia Walker, with respect to human resources, employee benefits and labor matters, and Melvin Noreiga, with respect to all matters relating to the Company's Subsidiary D S Latino, Inc., or any of the foregoing (with respect to a matter within such individual's designated area of knowledge), (ii) the constructive knowledge of any facts or events of which such officers and employees, or any of them (with respect to a matter within such individual's designated area of knowledge), should have been aware had such officers or employees, or any of them, exercised the degree of diligence that would have been exercised by a reasonable person in such position, and (iii) for purposes of this definition, any such officer or employee (with respect to a matter within such individual's designated area of knowledge) having knowledge of any occurrence, nonoccurrence, existence or nonexistence of material facts, circumstances or events that have significance under any law, standard, requirement or agreement shall be deemed to have actual knowledge of such significance;

         (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, and the terms "material" and "materially" shall have correlative meanings; provided, however, that no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred as a result solely of any one or more of (i) those matters described in a separate writing dated the date of this Agreement and specifically referencing this Section delivered by the Company to the Buyer,
(ii) general conditions affecting generally the industry in which the Company competes and general market conditions in the United States, or (iii) changes after the date hereof in the relationship between the Company and any customer or supplier, so long as any such change is not attributable to or does not arise from a breach by the Company of any of its representations, warranties or covenants contained in this Agreement;

         (e) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Buyer, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, financial condition, prospects or results of operations of the Buyer and its subsidiaries taken as a whole, and the terms "material" and "materially" shall have correlative meanings; provided, however, that no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred as a result solely of any one or more of (i) those matters described in a separate writing dated the date of this Agreement and specifically referencing this Section delivered by the Buyer to the Company, (ii) general conditions affecting generally the industry in which the Buyer competes and general market conditions in the United States, or (iii) changes after the date hereof in the relationship between the Buyer and any customer or supplier, so long as any such change is not attributable to or does not arise from a breach by the Buyer of any of its representations, warranties or covenants contained in this Agreement;

         (f) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

         (g) "SEC" means the United States Securities and Exchange Commission;
and

         (h) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors (or other governing body) or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person.

         9.5 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         9.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Sections 6.4, 6.8 and 6.13 is not intended to confer upon any person other than the parties any rights or remedies.

         9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF FLORIDA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         9.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that the Buyer or MergerCo may, without the Company's prior written consent, assign their respective rights under this Agreement to any financial institution that requires such assignment in connection with such financial institution's agreement to provide financing to either the Buyer or MergerCo; provided, further, that this provision does not create a financing contingency that may relieve the Buyer or MergerCo of their obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         9.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or in equity to which the parties may be entitled.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Buyer, MergerCo and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                 SM ACQUISITION, INC.


                                 By: /s/ James E. Bonk
                                    --------------------------------------------
                                 Name:  James E. Bonk
                                 Title:  President and Chief Executive Officer


                                 SPEC'S MUSIC, INC.


                                 By: /s/ Ann S. Lieff
                                    --------------------------------------------
                                 Name:  Ann S. Lieff
                                 Title:  President and Chief Executive Officer

                                 CAMELOT MUSIC HOLDINGS, INC.


                                 By: /s/ James E. Bonk
                                    --------------------------------------------
                                 Name:  James E. Bonk
                                 Title:  President and Chief Executive Officer



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